SECOND EXTENSION AND MODIFICATION OF CREDIT AGREEMENT


                  This SECOND EXTENSION AND MODIFICATION OF CREDIT AGREEMENT, dated as of September 18, 1997 (this "Second Extension and Modification"), is entered into by and among QUANTUM CORPORATION, a Delaware corporation (the "Company"), the several financial institutions party to this Second Extension and Modification (collectively, the "Banks," and, each individually, a "Bank"), and THE SUMITOMO BANK, LIMITED, acting through its San Francisco Branch, as agent for the Banks (in such capacity, the "Agent") and as Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement (as defined below).

                  WHEREAS the Company, The Sumitomo Bank, Limited, acting through its San Francisco Branch, The Fuji Bank, Limited, acting through its San Francisco Agency, The Industrial Bank of Japan, Limited, acting through its San Francisco Agency, the Agent and the Issuer entered into that certain Credit Agreement, dated as of September 22, 1995 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), providing, among other things, a letter of credit facility to the Company upon, and subject to, the terms and conditions set forth in the Credit Agreement; and

                  WHEREAS, prior to the date hereof, each of Banque Nationale de Paris, acting through its San Francisco Branch, and the Mitsubishi Trust and Banking Corporation, acting through its Los Angeles Agency, became a "Bank" for all purposes of the Credit Agreement, including executing in its respective capacity as a Bank that certain Extension and Modification of Credit Agreement dated as of September 19, 1996; and

                  WHEREAS the Company has requested, and the Banks, the Agent and the Issuer have agreed to, the extension of the letter of credit facility under the Credit Agreement upon the terms and conditions set forth in the Credit Agreement, as extended and modified by this Second Extension and Modification; and

                  WHEREAS The Fuji Bank, Limited, acting through its San Francisco Agency, wishes to assign and delegate its rights and obligations as a Bank for all purposes under the Credit Agreement and The Sumitomo Bank, Limited, acting through its San Francisco Branch, is willing to assume 100.0% of The Fuji Bank, Limited Commitment as a Bank under the Credit Agreement; and

                  WHEREAS The Industrial Bank of Japan, Limited,  acting through its San Francisco Agency, wishes to assign and delegate its rights and obligations with respect to 27.272727273% of The Industrial Bank of Japan, Limited Commitment as a Bank for all purposes under the Credit Agreement (such portion of The Industrial Bank of Japan, Limited Commitment, the "IBJ Commitment") and The Sumitomo Bank, Limited, acting through its San Francisco Branch, is willing to assume the IBJ Commitment as a Bank under the Credit Agreement;

                  NOW, THEREFORE, in consideration of these premises, the mutual agreements, provisions and covenants contained herein, and in order to induce the Banks to extend the term of the letter of credit facility, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.        AMENDMENTS.

                  Effective  as of the  Effective  Date (as  defined  in Section
1.1.2 below), the Company, the Banks, the Agent and the Issuer hereby agree that the Credit Agreement is hereby amended, prospectively and not retroactively, as follows:

                  1.1 Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

                           1.1.1   Additional    Definitions.    The   following
         definition is hereby added, alphabetically:

                  ""Second Extension and Modification" means that certain Second Extension and Modification of Credit Agreement, dated as of September 18, 1997, by and among the Company, the Agent, the Issuer and the banks and financial institutions signatory thereto, as such may be amended, restated, modified or supplemented from time to time."

                           1.1.2 "Effective Date." The definition of "Effective Date" set forth in the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  ""Effective Date" means the date on which all conditions precedent to the effectiveness of the Second Extension and Modification set forth in Section 3.1 thereof have been satisfied."

                           1.1.3 "Existing Credit Facility." The definition of "Existing Credit Facility" set forth in the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  ""Existing Credit Facility" means that certain Credit Agreement dated as of June 6, 1997, by and among the Company, as borrower; the financial institutions from time to time listed on
         Schedule I thereto (the "Banks"); ABN AMRO Bank N.V., San Francisco International Branch ("ABN") and CIBC Inc. ("CIBC") as co-arrangers for the Banks; Canadian Imperial Bank of Commerce, as administrative agent for the Banks; Bank of America National Trust and Savings Association, as documentation agent for the banks; ABN as syndication agent for the Banks; and BankBoston, N.A., The Bank of Nova Scotia, Fleet National Bank, and The Industrial Bank of Japan, Limited, as co-agents for the Banks (as the same may be amended, supplemented, restated or otherwise modified from time to time)."

                           1.1.4  "Material   Subsidiary."  Clause  (d)  of  the
         definition of "Material Subsidiary" set forth in the Credit Agreement is hereby deleted and the following substituted therefor:

         "(d) each other Subsidiary of the Company which has assets with a total book value greater than ten percent (10%) of the consolidated total assets of the Company and its Subsidiaries, each determined as of the end of the fiscal quarter immediately preceding the date of determination."

                           1.1.5 "Outstanding Letters of Credit." The definition of "Outstanding Letters of Credit" set forth in the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "Outstanding Letters of Credit" means all letters of credit issued pursuant to the Credit Agreement prior to the Effective Date of the Second Extension and Modification and which are still outstanding as of the Effective Date, as set forth on Schedule 1.1(a) hereto."

                  1.2 Section 2.4. (a) Subparagraph (b) of Section 2.4 of the Credit Agreement is hereby amended by deleting the term "1.00%" and substituting therefore the term "0.36%"; and by deleting the words "September 30, 1996" and substituting therefore the words "September 30, 1997".

                           (b) Section  2.4(c) is hereby deleted in its entirety
and the following substituted therefor:

                  "(c) Extension Fees. The Company shall pay to the Agent (i) for the ratable benefit of the Banks, a one-time facility extension fee in the amount of $42,500, and (ii) for the account of the Agent and the Issuer, an administrative extension fee in such amount as separately agreed to by a letter between the Agent and the Company, dated as of the date of the Second Extension and Modification."

                  1.3 Section 2.14. Subparagraph (b) of Section 2.14 of the Credit Agreement is hereby amended by deleting the words "September 22, 1998" and substituting therefore the words "September 22, 1999".

                  1.4 Section 6.1(a). Section 6.1(a) is hereby amended by deleting from "in each case together with:" in the sixth line of Section 6.1 through "(ii)" in the twelfth line of Section 6.1 and substituting therefor "together with".

                  1.5 Section 6.8. Section 6.8 is hereby deleted in its entirety and the following substituted therefor:

                           "6.8 Net Worth. The Company shall maintain a Net Worth determined as of the end of any fiscal quarter which occurs after June 29, 1997 of no less than the sum of (a) $820,000,000, plus (b) seventy-five percent (75%) of Net Income, accrued quarterly, plus (c) seventy-five percent (75%) of the net proceeds of all equity from the conversion of existing subordinated indebtedness or a secondary offering of stock having net proceeds to the Company in excess of $10 million, minus (d) the lesser of (i) the aggregate amount paid by the Company to repurchase its capital stock and (ii) $50,000,000."

                  1.6 Section 6.9. Section 6.9 is hereby deleted in its entirety and the following substituted therefor:

                           "6.9 Quick Ratio. The Company shall not permit its Quick Ratio to be less than 0.75 to 1.0 as of the end of any fiscal quarter."

                  1.7 Schedule 1.1(a). Schedule 1.1(a) of the Credit Agreement is hereby amended and revised in its entirety as set forth on Schedule 1.1(a) attached to this Second Extension and Modification.

                  1.8 Schedule 2.1. Schedule 2.1 of the Credit Agreement is hereby amended and revised in its entirety as set forth on Schedule 2.1 attached to this Second Extension and Modification.


ARTICLE 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  2.1 Representations and Warranties. The Company hereby represents and warrants to the Agent, the Issuer and each Bank, as of the date hereof, on the Effective Date and on the date of each Credit Extension concurrent with or subsequent to the date hereof, as follows:

                           (a) Credit Agreement Representations and Warranties. All representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof and as of the Effective Date as though made on and as of said dates.

                           (b) Litigation. As of the date hereof and as of the Effective Date, except as specifically disclosed in the Company's Form 10K for the year ended March 31, 1997, or its Form 10Q for the quarter ended June 29, 1997, on file with the Securities and Exchange Commission and previously provided to the Agent, the Issuer and the Banks, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its properties which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

                           (c) Material Adverse Effect. Since March 31, 1997, the date of the most recent audited financial statements provided by the Company to the Agent and the Banks, there has been no Material Adverse Effect.

                           (d) Financial Statements. The Company has delivered to the Agent and each of the Banks copies of the unaudited consolidated balance sheet of the Company as at the end of, and its related unaudited consolidated statements of income, changes in shareholder's equity and cash flow of the Company for, the quarterly period ended June 29, 1997, certified by the Chief Financial Officer or Controller of the Company. Such financial statements have been accurately prepared from the books and records of the Company. There are no material liabilities, contingent or otherwise, of the Company as of such date, not reflected in such balance sheet of the Company as of such date. Since such date, there have not been any changes (whether or not covered by insurance) in assets, liabilities or financial position of the Company from those set forth in such balance sheet of the Company as of such date, other than changes in the ordinary course of business which have not, either individually or in the aggregate, been materially adverse. The Company does not know of any fact (other than matters of a general economic nature) that materially affects adversely the business, operations or properties of the Company, or the ability of the Company to perform its obligations under this Extension and Modification or the Credit Agreement (as extended and modified hereby).

                           (e) No Event of Default. No event has occurred and is continuing, or would result from the extension or issuance of any Letter of Credit or any other transaction contemplated hereby or under the Credit Agreement (as extended and modified hereby), which constitutes a Default or an Event of Default.

                           (f) Due Organization. The Company is a duly organized corporation created under the laws of Delaware, has the requisite power to carry on its present and proposed activities, and has full power, right and authority (i) to enter into, execute and deliver this Second Extension and Modification and (ii) to perform and observe the terms and provisions of this Second Extension and Modification and the Credit Agreement (as extended and modified hereby).

                           (g) Compliance with Documents. The Company is in full compliance with all of the material terms and conditions of the Credit Agreement as amended to the date hereof.

                           (h) Due Authorization. The Company has taken or caused to be taken all requisite corporate action to authorize (i) the extension, issuance, execution and delivery of, and the performance of its obligations under, this Second Extension and Modification, the Credit Agreement (as extended and modified hereby), and any and all instruments, certificates and documents required to be executed or delivered pursuant to or in connection herewith or therewith, and (ii) the consummation by the Company of the transactions contemplated under each of the foregoing documents.

                           (i) Corporate Power; No Violation. The execution and delivery of, and performance by the Company of its obligations under, this Second Extension and Modification, the Credit Agreement (as extended and modified hereby), and any and all instruments or documents required to be executed in connection herewith or therewith, were and are within the powers of the Company and will not violate any provision of any applicable law, regulation, decree or governmental authorization, or its bylaws, and will not violate or cause a default under any provision of any contract, agreement, mortgage, indenture or other undertaking to which it is a party or which is binding upon it or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance upon any of its properties or assets pursuant to the provisions of any such contract, agreement, mortgage, indenture or undertaking.

                           (j) Licenses, Approvals. All authorizations, licenses, consents, approvals and undertakings which are required to be obtained by the Company under any applicable law in connection with the execution, delivery and performance of, and the legality, validity, binding effect and enforceability of the Company's obligations under, or in connection with, this Second Extension and Modification and the Credit Agreement (as extended and modified hereby) have been duly obtained or made and all such authorizations, licenses, consents, approvals and undertakings are in full force and effect.

                           (k) Binding Obligations. This Second Extension and Modification and the Credit Agreement (as extended and modified hereby) constitute the valid and legally binding obligations of the Company, which obligations are enforceable in accordance with their respective terms.


ARTICLE 3.        CONDITIONS TO EFFECTIVENESS

                  3.1 Conditions of Extension/Initial Credit Extension. The obligation of the Issuer to make an initial Credit Extension under this Second Extension and Modification, the effectiveness of the amendments set forth in
Article I hereof, and the obligations of the Banks to extend the original term of the Credit Agreement and to make available a letter of credit facility to the Company according to the terms of the Credit Agreement, as extended and modified by this Second Extension and Modification, are subject to the condition that the Agent shall have confirmed satisfaction of each of the conditions precedent set forth in this Section 3.1 on or before September 18, 1997:

                           (a) the Agent shall have received each of the certificates, opinions and other documents set forth at Section 4.1, subsections (a), (b) and (d) of the Credit Agreement as though such subsections were set forth herein in full and made applicable as of the Effective Date to this Second Extension and Modification and the Credit Agreement (as extended and modified hereby), each such certificate, opinion or other document in form and substance satisfactory to the Agent and in sufficient number for the Issuer and each Bank.

                           (b) as of the Effective Date, no Default or Event of Default shall have occurred or be continuing;

                           (c) the Company shall have paid all costs, accrued and unpaid fees and expenses (including legal fees and expenses) to the extent then due and payable on the Effective Date, including any arising under subsections 2.4(b) and (c) of the Credit Agreement as applied to this Second Extension and Modification and as extended and modified hereby, provided that, any legal fees and expenses arising under Section 4.5 hereof shall be paid in accordance with such Section 4.5;

                           (d) the Agent shall have received evidence satisfactory to the Agent that all interest fees, costs and any and all other amounts due and owing by the Company under the Outstanding Letters of Credit or the Credit Agreement through the Effective Date have been paid in full; and

                           (e) such other documents as the Agent may reasonably request.

                  3.2 Extension of Outstanding Letters of Credit. The parties hereto agree that, upon satisfaction of the conditions precedent set forth in
Section 3.1 hereof, each Outstanding Letter of Credit shall be amended and extended for a period ending no later than six (6) months after the expiry date of such Outstanding Letter of Credit immediately prior to such amendment and extension.


ARTICLE 4.        MISCELLANEOUS PROVISIONS

                  4.1 No Waiver. Nothing contained herein or in any other instrument or document executed in connection herewith, nor any action taken by the Agent, the Issuer or any Bank in connection with this Second Extension and Modification or any other action contemplated hereby or thereby shall in any event be construed or deemed to constitute a waiver of any past, present or future Default or Event of Default (including any Default or Event of Default relating in any way to matters previously advised to the Agent in writing or of which the Agent has notice) or a waiver or an estoppel of any cause of action the Agent, the Issuer or any Bank may have against the Company or any other party for any reason whatsoever.

                  4.2 Full Force and Effect. Except as specifically modified by this Second Extension and Modification, all of the terms and provisions of the Credit Agreement shall remain in full force and effect. The term "Agreement" as used in the Credit Agreement and all related documents shall mean the Credit Agreement as extended and modified hereby.

                  4.3 Obligations  Binding/Parties to the Credit Agreement.  The
terms and conditions of this Second Extension and Modification and the Credit Agreement (as extended and modified hereby) and the obligations created hereunder and thereunder shall be binding upon and enforceable against the parties hereto. Pursuant to a separate assignment, The Sumitomo Bank, Limited, shall assume all rights and obligations arising on and after the date hereof of, respectively, (a) The Fuji Bank, Limited, as a Bank under the Credit Agreement, and (b) The Industrial Bank of Japan, Limited, as a Bank under the Credit Agreement to the extent of the IBJ Commitment. Without limiting the generality of the foregoing, The Sumitomo Bank, Limited, shall be entitled to receive from the Agent its ratable share of the facility extension fee (including that portion applicable to The Fuji Bank, Limited Commitment and the IBJ Commitment) as described in Section 2.4(c)(i) of the Credit Agreement (as extended and modified hereby as of the Effective Date). The term "Bank" as set forth and defined in the Credit Agreement (as extended and modified hereby, and specifically as modified by this Section 4.3) shall mean each Bank that is a party hereto.

                  4.4 No Third Parties Benefitted. This Second Extension and Modification and any instruments or other documents connected therewith are made and entered into for the sole protection and legal benefit of the Company, the Banks, the Issuer and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Second Extension and Modification.

                  4.5 Expenses. Without limiting any provision of the Credit Agreement, the Company agrees to pay promptly, and in all events within ten (10) days of invoice, all reasonable costs and expenses of the Agent and the reasonable costs and expenses of the Agent's legal counsel in connection with the preparation, negotiation, execution, delivery and administration of this Second Extension and Modification and the transactions contemplated hereby.

                  4.6 Bank Authority and Obligations. Each Bank represents and warrants to the Issuer that (i) it has full power, authority and legal right to execute and deliver this Second Extension and Modification and participate in the Letters of Credit as provided herein and under the Credit Agreement (as extended and modified hereby), and to perform and observe the terms and conditions hereof and thereof; (ii) it has taken all necessary legal and corporate action to authorize the execution and delivery of this Second Extension and Modification and the performance and observance of the terms and conditions hereof and of the Credit Agreement (as extended and modified hereby); and (iii) this Second Extension and Modification and the Credit Agreement (as extended and modified hereby) constitute the legal, valid and binding obligation of such Bank, enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by application of any bankruptcy, receivership, conservatorship, reorganization or other similar laws for the relief of debtors, or by application of general principles of equity.

                  4.7 Governing Law. This Second Extension and Modification shall be governed by and construed in accordance with the laws of the State of California.

                  4.8 Successors and Assigns. The provisions of this Second Extension and Modification, the Credit Agreement (as extended and modified hereby), and any other document, instrument or agreement required hereunder or thereunder, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under or in connection with this Second Extension and Modification, the Credit Agreement (as extended and modified hereby), or any other document, instrument or agreement required hereunder or thereunder, without the prior written consent of the Agent, the Issuer and each Bank.

                  4.9 Severability. The illegality or unenforceability of any provision of this Second Extension and Modification, the Credit Agreement or any other document or any other instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Second Extension and Modification, the Credit Agreement or such other document or any other instrument or agreement required hereunder or thereunder.

                  4.10 Counterparts. This Second Extension and Modification may be executed by one or more of the parties hereto in any number of separate counterparts, each of which, when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Second Extension and Modification signed by all the parties shall be lodged with the Company and the Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Extension and Modification to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


QUANTUM CORPORATION                         Address for notices:

                                            500 McCarthy Boulevard
                                            Milpitas, CA 95035
                                            Attn:  G. Edward McClammy, Vice
                                                       President of Finance and
                                                       Treasurer
By: /s/ G. E. McClammy                      Telephone:  (408) 894-4000
   ------------------------                 Fax:  (408) 894-4562
Title: Vice President Finance & Treasurer
      ----------------------------------

THE SUMITOMO BANK, LIMITED,                 Address for notices:
ACTING THROUGH ITS SAN FRANCISCO BRANCH
  as Agent                                  San Francisco Branch
                                            555 California Street, Suite 3350
                                            San Francisco, CA 94104
                                            Attn:  Gavin S. Holles
By: /s/ Kozo Masaki                         Telephone:  (415) 616-3025
   ------------------------                 Fax:  (415) 398-3580
Title: General Manager
      -----------------------------         Address for payments to Agent:

By: /s/ G. S. Holles                        Sumitomo Bank of California
   ------------------------                 San Francisco, California
Title: A. V. P.                             ABA No. 121-002-042
      -----------------------------         To the account of The Sumitomo Bank,
                                              Limited, San Francisco Branch
                                            Reference:  Quantum LC
                                            Attn:  Gavin S. Holles

THE SUMITOMO BANK, LIMITED,                 Address for notices:
ACTING THROUGH ITS SAN FRANCISCO BRANCH
  as Issuer                                 San Francisco Branch
                                            555 California Street, Suite 3350
                                            San Francisco, CA 94104
                                            Attn:  Gavin S. Holles
By: /s/ Kozo Masaki                         Telephone:  (415) 616-3025
   ------------------------                 Fax:  (415) 398-3580
Title: General Manager
      -----------------------------        Address for payments to Issuer:

By: /s/ G. S. Holles                        Sumitomo Bank of California
   ------------------------                 San Francisco, California
Title:  A. V. P.                            ABA No. 121-002-042
      -----------------------------         To the account of The Sumitomo Bank,
                                              Limited, San Francisco Branch
                                            Reference:  Quantum LC
                                            Attn:  Gavin S. Holles

BANKS

THE SUMITOMO BANK, LIMITED,                 Address for notices:
ACTING THROUGH ITS SAN FRANCISCO BRANCH
                                            San Francisco Branch
                                            555 California Street, Suite 3350
                                            San Francisco, CA 94104
By: /s/ Kozo Masaki                         Attn:  Gavin S. Holles
   ------------------------                 Telephone:  (415) 616-3009
Title: General Manager                      Fax:  (415) 397-1475
      -----------------------------

By: /s/ G. S. Holles
    ------------------------
Title:  A. V. P.
      -----------------------------

BANQUE NATIONALE DE PARIS,                  Address for notices:
ACTING THROUGH ITS
SAN FRANCISCO BRANCH
                                            180 Montgomery Street
                                            San Francisco, CA  94104
                                            Attn:  Rafael C. Lumanlan
By: /s/ Rafael C. Lumanlan                  Telephone:  (415) 956-0707
   ------------------------                 Fax:  (415) 296-8954
Title:  Rafael C. Lumanlan
      -----------------------------
        Vice President

By: /s Charles H. Day
   ------------------------
Title: Charles H. Day
      -----------------------------
       Assistant Vice President


THE MITSUBISHI TRUST AND BANKING            Address for notices:
CORPORATION, ACTING THROUGH
ITS LOS ANGELES AGENCY
                                            801 South Figueroa Street, Suite 500
                                            Los Angeles, CA  90017
                                            Attn:  Jill A. Kato
By: /s/ Yasushi Satomi                      Telephone:  (213) 896-4655
   ------------------------                 Fax:  (213) 687-4631
Title:  Yasushi Satomi
      -----------------------------
        Senior Vice President

                                Schedule 1.1(a)

                              to Credit Agreement,
                         dated as of September 22, 1995
                   (as extended and modified by that certain
                Extension and Modification of Credit Agreement,
                        dated as of September 19, 1996,
                as further extended and modified by that certain
             Second Extension and Modification of Credit Agreement,
                         dated as of September 18, 1997)
                                   concerning

                              Quantum Corporation


                          OUTSTANDING LETTERS OF CREDIT

      1. Irrevocable Letter of Credit No. G/SFB-400290, dated September 22, 1995, in the amount of U.S. $77,000,000 for the account of Quantum Corporation, in favor of
             Matsushita-Kotobuki Electronics Industries, Ltd., as amended by certain Amendment No. 1 to Irrevocable Letter of Credit No. G/SFB-400290, dated as of March 18, 1996, and that certain Amendment No. 2 to Irrevocable Letter of Credit No. G/SFB-400290, as Amended, dated as of September 20, 1996, and that certain Amendment No. 3 to Irrevocable Letter of Credit No. G/SFB-400290, as Amended, dated as of March 20, 1997.

      2. Irrevocable Letter of Credit No. G/SFB-400291, dated September 22, 1995, in the amount of U.S. $8,000,000 for the account of Quantum Corporation, in favor of Ireland-Kotobuki Electronics Industries, Ltd., as amended by that certain Amendment No. 1 to Irrevocable Letter of Credit No. G/SFB-400291, dated as of March 18, 1996, and that certain Amendment No. 2 to Irrovocable Letter of Credit No. G/SFB-400291, as Amended, dated as of September 20, 1996, and that certain Amendment No. 3 to Irrevocable Letter of Credit No. G/SFB-400291, as Amended, dated as of March 20, 1997.

                              Schedule 2.1

                           to Credit Agreement
                     dated as of September 22, 1995
                (as extended and modified by that certain
             Extension and Modification of Credit Agreement,
                     dated as of September 19, 1996,
             as futher extended and modified by that certain
         Second Extension and Modification of Credit Agreement,
                     dated as of September 18, 1997)
                               concerning

                           Quantum Corporation

                                   and

                       The Sumitomo Bank, Limited,
                 acting through its San Francisco Branch

                as Agent and Issuer of letters of credit
            in an aggregate amount not to exceed $85,000,000
            (as such aggregate amount may be reduced pursuant
                         to Section 2.6 hereof)

                                              COMMITMENTS
                 Participating                                                           Percentage
                     Banks                                    Commitment                     Share
          Banque Nationale de Paris,                        $ 15,000,000              17.647058824%
           San Francisco Branch

          The Industrial Bank of Japan, Limited        .    $ 20,000,000              23.529411765%
           San Francisco Agency

          The Mitsubishi Trust and Banking                  $ 20,000,000              23.529411765%
           Corporation, Los Angeles Agency

          The Sumitomo Bank, Limited                        $ 30,000,000              35.294117646%
           San Francisco Branch
                                                            ------------             --------------
                                                            $ 85,000,000             100.000000000%
